UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

Community Bankers Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike, Ste D203 Great Falls, VA	22066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 759-0751

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2008 Community Bankers Acquisition Corp. (the “Company”) borrowed $290,000 from the Company’s President. In connection with the loan the parties executed a demand note (the “Demand Note”) pursuant to which the Company unconditionally promised to pay the principal sum of $290,000 in cash to the lender on the earliest of (a) one business day following the lender’s written demand to the Company for such payment, (b) consummation of a business combination and (c) liquidation of the Company pursuant to the Company’s amended and restated certificate of incorporation.

If the Company defaults under the Demand Note, the lender may declare all amounts due under the Demand Note due and payable. The following events constitute an event of default under the Demand Note: (i) a default by the Company in the payment of the principal when due and payable if such default is not cured by the Company within two days after the lender has given the Company written notice of such default; (ii) the institution by the Company of or the consent by the Company to bankruptcy or similar proceedings; and (iii) if, within thirty days after the commencement of an action against Borrower seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief, such action shall not have been resolved in favor of the Company or all orders or proceedings affecting the operations of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty days after the appointment without the consent of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated; provided that the adoption of a plan of dissolution and distribution and its implementation by the Company’s board of directors that is approved by its stockholders due to the failure of the Company to complete a business combination shall not in any instance be deemed an event of default.

Under the Demand Note, the lender irrevocably waived any claim to funds in the trust fund or distributed from the trust fund, other than in a business combination distribution.

Item 8.01. Other Events.

On May 20, 2008, Community Bankers Acquisition Corp. (the “Company”) issued a press release announcing that it had adjourned its annual meeting of stockholders to Friday, May 23, 2008 at 10:00 a.m. and adjourned its special meeting of stockholders to Friday, May 23, 2008, at 11:00 a.m. The press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description

99.1	Press release dated May 20, 2008 regarding adjournment of the annual and special meetings of stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 20th day of May, 2008.

COMMUNITY BANKERS ACQUISITION CORP.

By: /s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Press release dated May 20, 2008 regarding adjournment of the annual and special meetings of stockholders